RUSSELL INVESTMENT COMPANY

AMENDMENT TO FOURTH AMENDED AND RESTATED

MASTER TRUST AGREEMENT

Regarding Abolishment of Class C1

AMENDMENT NO. 4 to the Fourth Amended and Restated Master Trust Agreement dated December 7, 2020 (referred to herein as the “Agreement”), done this 1st day of March, 2023, by the Trustees under such Agreement

WITNESSETH:

WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended by the Trustees;

WHEREAS, there are no Shares outstanding of Class C1;

WHEREAS, Section 4.1 of the Agreement provides that at any time that there are no Shares outstanding of any particular Sub-Trust or Class previously established and designated, the Trustees may, by an instrument executed by a majority of their number, abolish that Sub-Trust or Class and the establishment and designation thereof;

WHEREAS, Section 4.1 of the Agreement provides that the Trustees may act for such purpose without shareholder approval;

WHEREAS, the Trustees wish to abolish Class C1 Shares;

NOW, THEREFORE, the Trustees hereby make the following revisions to the Agreement.

1.	AMENDMENT OF ARTICLE IV

Section 4.3 Establishment and Designation of Classes of the Sub-Trusts.

The following replaces the list of existing Sub-Trusts and Classes:

Sub-Trust	Class A	Class C	Class M	Class R1	Class R4	Class R5	Class R6	Class S	Class Y
Equity Income Fund	X	X	X				X	X	X
Sustainable Equity Fund	X	X	X				X	X	X
U.S. Strategic Equity Fund	X	X	X				X	X	X
U.S. Small Cap Equity Fund	X	X	X				X	X	X
International Developed Markets Fund	X	X	X				X	X	X
Global Equity Fund	X	X	X				X	X	X
Emerging Markets Fund	X	X	X				X	X	X
Tax-Managed U.S. Large Cap Fund	X	X	X					X
Tax-Managed U.S. Mid & Small Cap Fund	X	X	X					X
Tax-Managed International Equity Fund	X	X	X					X
Opportunistic Credit Fund	X	X	X				X	X	X
Unconstrained Total Return Fund	X	X	X				X	X	X
Strategic Bond Fund	X	X	X				X	X	X
Investment Grade Bond Fund	X	X	X				X	X	X
Short Duration Bond Fund	X	X	X				X	X	X
Tax-Exempt High Yield Bond Fund	X	X	X					X
Tax-Exempt Bond Fund	X	X	X					X
Global Infrastructure Fund	X	X	X				X	X	X
Global Real Estate Securities Fund	X	X	X				X	X	X
Multi-Strategy Income Fund	X	X	X				X	X	X
Multi-Asset Growth Strategy Fund	X	X	X				X	X	X
Real Assets Fund	X	X	X				X	X
Tax-Managed Real Assets Fund	X	X	X					X
Multifactor U.S. Equity Fund	X	X	X				X	X	X
Multifactor International Equity Fund	X	X	X				X	X	X
Multifactor Bond Fund	X	X	X				X	X	X
Conservative Strategy Fund	X	X	X	X	X	X		X
Moderate Strategy Fund	X	X	X	X	X	X		X
Balanced Strategy Fund	X	X	X	X	X	X		X
Growth Strategy Fund	X	X	X	X	X	X		X
Equity Growth Strategy Fund	X	X	X	X	X	X		X

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

Vernon Barback	Katherine W. Krysty

Kristianne Blake	Jeremy May

Michelle Cahoon	Jeannie Shanahan

Michael Day	Raymond P. Tennison

Julie Dien Ledoux	Jack R. Thompson